EXHIBIT 10.18

Edible Garden AG Incorporated

283 County Road 519

Belvidere, New Jersey 07823

October 14, 2021

Evergreen Capital Management LLC

156 W Saddle River Road

Saddle River, New Jersey 07458

Gentlemen:

Reference is made to the Securities Purchase Agreement dated as of October 7, 2021 (the “Agreement”) between Edible Garden AG Incorporated, a Delaware corporation (the “Company”), and Evergreen Capital Management LLC, a Delaware limited liability company (“Evergreen”). Terms used but not defined herein have the respective meanings set forth in the Agreement.

This letter will confirm our understanding and agreement that Section 2.1 of the Agreement shall be amended such that:

(i)

the Closing for the second Tranche of $350,000 in Subscription Amount of Notes (to purchase an aggregate of $402,500 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing will occur, at the option of the Company, within thirty (30) days of the occurrence of the receipt of comments from the Commission on the Company’s registration statement on Form S-1;

(ii)

the Closing for the third Tranche of $350,000 in Subscription Amount of Notes (to purchase an aggregate of $402,500 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing will occur, at the option of the Company, within thirty (30) days of November 11, 2021; and

(iii)

the Closing for the fourth Tranche of $300,000 in Subscription Amount of Notes (to purchase an aggregate of $345,000 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing will occur, at the option of the Company, within thirty (30) days of December 11, 2021.

Except as expressly amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

If the foregoing accurately sets forth our understanding and agreement as to the matters set forth above, please acknowledge your agreement by signing below and returning to me a copy of this letter.

Very truly yours, Edible Garden AG Incorporated

By:	/s/ James Kras
Name:	James Kras
Title:	Chief Executive Officer

ACKNOWLEDGED and AGREED: Evergreen Capital Management LLC

By:	/s/ Jeff Pazdro
Name:	Jeff Pazdro
Title:	Manager